EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2000 relating to the financial statements of Kansas City Southern Industries, Inc., which appears in Kansas City Southern Industries, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

We also consent to the incorporation by reference in the Registration Statement referred to above of our report dated February 29, 2000 relating to the financial statements of DST Systems, Inc., which appears in the DST Systems, Inc. Annual Report on Form 10-K for the year ended December 31, 1999. The financial statements of DST Systems, Inc. for the year ended December 31, 1999 together with our report thereon have been incorporated by reference in the Annual Report on Form 10-K of Kansas City Southern Industries, Inc. referred to above.


/s/ PricewaterhouseCooopers LLP

PricewaterhouseCoopers LLP
Kansas City, Missouri
December 14, 2000